UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 8, 2002
Date of Report (Date of earliest event reported)
National Mortgage Acceptance Corporation
(Exact name of registrant as specified in its charter)
Commission file number : 2-97573

Virginia	54-1294217
(State of incorporation)	(I.R.S. Employer Identification No.)

909 East Main Street
Richmond, Virginia	23218
(Address of principal executive offices)	(Zip Code)

(804) 775-7904
(Registrant's telephone number, including area code)
This Form 8-K has 1 page.

ITEM 4. Changes to Registrant's Certifying Accountant

On March 20, 2002, the Board of Directors of National Mortgage Acceptance Corporation (NMAC) determined not to renew the engagement of its independent public accountants, Arthur Andersen LLP ("Andersen"), and appointed PricewaterhouseCoopers LLP ("PwC") as its new independent public accountants for 2002. The appointment of PwC was submitted to shareholders for ratification at NMAC's 2002 Annual Meeting of Shareholders held on March 26, 2002.

During NMAC's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 5, 2002, there were no disagreements between NMAC and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. Andersen's reports on the Corporation's consolidated financial statements for each of the years ended 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

NMAC provided Andersen with a copy of this disclosure. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated April 8, 2002, stating their agreement with these statements.

Andersen's report on NMAC's consolidated financial statements for the year ended 2001, dated March 22, 2002, was issued on an unqualified basis in conjunction with the filing of NMAC's Annual Report on Form 10-K/A for the year ended December 31, 2001, filed on April 5, 2002.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within NMAC's two most recent fiscal years and subsequent interim period through April 5, 2002.

During NMAC's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 5, 2002, the Corporation did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Mortgage Acceptance Corporation
(Registrant)
By: /S/ RANDALL B. SAUFLEY
Randall B. Saufley
Treasurer

Date: April 8, 2002

Index to Exhibits

Exhibit No	Description
16.1	Letter from Arthur Andersen regarding
change in certifying accountant

EXHIBIT 16.1

[Arthur Andersen LLP Letterhead]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
April 8, 2002

Dear Sir/Madam:
We have read Item 4 included in the Form 8-K dated April 8, 2002 of National Mortgage Acceptance Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.
Very truly yours,
/s/ Arthur Andersen LLP
cc: John B. Jung, Jr., President, National Mortgage Acceptance Corporation